MORRIS PUBLISHING OBTAINS EXTENSION OF FORBEARANCE
 PERIOD ON OVERDUE INTEREST PAYMENTS

AUGUSTA, Ga.—August 21, 2009— Morris Publishing Group, LLC announced today that it has obtained an extension until August 28, 2009 to make two semi-annual interest payments of $9.7 million on its senior subordinated notes originally due Feb. 1, 2009 and August 3, 2009. The holders of more than 80 percent of the outstanding amount of senior subordinated notes have agreed to extend the forbearance period for these payments.

Morris Publishing's senior bank group also agreed to extend until August 28, 2009 the waiver of the cross defaults arising from the overdue interest payments on the senior subordinated notes.

Morris Publishing Group, LLC is a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information, visit our Web site, morris.com.

For further information, please contact:
Craig S. Mitchell
Senior Vice President of Finance
Morris Communications Company, LLC
706-823-3236